Exhibit 99.1

For Immediate Release

Brookdale Announces Leadership Changes

Mark Ohlendorf, President and Chief Financial Officer, to Focus on Enhanced Role as President
Gregory Richard, Chief Operating Officer, to Step Down

NASHVILLE, Tenn., June 22, 2015 -- Brookdale Senior Living Inc. (NYSE: BKD) today announced that Mark Ohlendorf, the Company's President and Chief Financial Officer, will transition from his current dual roles to focus on an enhanced role as President.  The Company also announced that Gregory Richard, the Company's Chief Operating Officer, will step down effective September 30, 2015.  As President, Mr. Ohlendorf will immediately assume an active role in the Company's operations leadership and will direct Brookdale's innovation initiatives.

Andy Smith, Brookdale's CEO, said, "As we approach the one-year anniversary of the Brookdale and Emeritus merger and near the conclusion of integrating our businesses onto a common systems platform, we had a natural opportunity to examine our executive leadership team and organizational structure to ensure we have the right people in the right roles going forward.  Through his more than 30 years of executive leadership in the senior housing and health care industry, Mark has developed a unique combination of operational and financial expertise, and we believe these changes will enable us to fully leverage Mark's expertise as we continue to improve our operational effectiveness and advance our growth."

"I am excited about the opportunity as Brookdale navigates through this important stage of its development," said Mr. Ohlendorf. "We have the best people in the business, and I look forward to collaborating with our leadership teams and continuing to refine our operations and innovation strategies as we position Brookdale for growth and continued value creation."

The Company has initiated a search process to identify a new Chief Financial Officer and a new Chief Operating Officer, and has retained Heidrick & Struggles, a leading executive search firm, to assist in this process.  The Company will consider both external and internal candidates.  Mr. Ohlendorf will continue to serve as the Company's Chief Financial Officer until a successor is appointed.

Mr. Richard, who joined Brookdale through the merger of American Retirement Corporation and Brookdale in 2006, has served as COO since 2013 and as Executive Vice President – Field Operations prior to that. "On behalf of the Board and everyone at Brookdale, I want to thank Greg for his leadership and significant contributions to our company over the past 15 years, including his many contributions to our organizational integration efforts," said Mr. Smith. "Greg has been an important member of Brookdale's team, and we wish him all the best."

About Mark Ohlendorf
Mark Ohlendorf has served as the Company's President since June 2013 and Chief Financial Officer since March 2007.  He previously served as the Company's Co-President from August 2005 until June 2013.  Mr. Ohlendorf joined the Company through its merger with Alterra Healthcare Corporation in August 2005, where he was CEO and President since December 2003.  Prior to that, Mr. Ohlendorf served as President and Chief Financial Officer of Alterra in 2003 and as Senior Vice President and Chief Financial Officer from 1999 through 2002.  Mr. Ohlendorf has over 30 years of experience in the health care and long-term care industries, having held leadership positions with such companies as Sterling House

Corporation, Vitas Healthcare Corporation and Horizon/CMS Healthcare Corporation.  Mr. Ohlendorf currently serves on the Board of Directors of the Assisted Living Federation of America (ALFA) and previously served as Chairman of ALFA's Board of Directors from 2011 to 2013.

Mr. Ohlendorf earned a bachelor's degree from Illinois Wesleyan University, and is a certified public accountant.

About Brookdale Senior Living
Brookdale Senior Living Inc. is the leading operator of senior living communities throughout the United States. The Company is committed to providing senior living solutions primarily within properties that are designed, purpose-built and operated to provide the highest-quality service, care and living accommodations for residents. Currently the Company operates independent living, assisted living, and dementia-care communities and continuing care retirement centers, with approximately 1,150 communities in 47 states and the ability to serve approximately 111,000 residents. Through its ancillary services program, the Company also offers a range of outpatient therapy, home health, personalized living and hospice services.

Safe Harbor
Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding our intent, belief or expectations, including, but not limited to, statements relating to the Company's operational initiatives and innovation strategies, and the creation of value.  Forward-looking statements are generally identifiable by use of forward-looking terminology such as "will," "intend," "believe," "continue," or other similar words or expressions.  These forward-looking statements are based on certain assumptions and expectations, and our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Although we believe that expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and actual results and performance could differ materially from those projected. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the risk associated with the current global economic situation and its impact upon capital markets and liquidity; changes in governmental reimbursement programs; our inability to extend (or refinance) debt (including our credit and letter of credit facilities) as it matures; the risk that we may not be able to satisfy the conditions precedent to exercising the extension options associated with certain of our debt agreements; events which adversely affect the ability of seniors to afford our monthly resident fees or entrance fees; the conditions of housing markets in certain geographic areas; our ability to generate sufficient cash flow to cover required interest and long-term operating lease payments; the effect of our indebtedness and long-term operating leases on our liquidity; the risk of loss of property pursuant to our mortgage debt and long-term lease obligations; the possibilities that changes in the capital markets, including changes in interest rates and/or credit spreads, or other factors could make financing more expensive or unavailable to us; our determination from time to time to purchase any shares under the repurchase program; our ability to fund any repurchases; our ability to effectively manage our growth; our ability to maintain consistent quality control; risks associated with regulatory oversight and approvals; the risk that we may not be able to expand, redevelop and reposition our communities in accordance with our plans; our ability to complete acquisitions and integrate them into our operations; competition for the acquisition of assets; our ability to obtain additional capital on terms acceptable to us; a decrease in the overall demand for senior housing; our vulnerability to economic downturns; acts of nature in certain geographic areas; terminations of our resident agreements and vacancies in the living spaces we lease; early terminations or non-renewal of management agreements; increased competition for skilled personnel; increased union activity; departure of our key officers; increases in market interest rates; environmental contamination at any of our communities; failure to comply with existing environmental laws; an adverse determination or resolution of complaints filed against us; the cost and difficulty of complying with increasing and evolving regulation; risks relating to the integration of Emeritus and the transactions with HCP, Inc., including in respect of unanticipated difficulties and/or expenditures relating to such transactions; the impact of such transactions on the Company's relationships with residents, employees and third parties; and the inability to obtain, or delays in obtaining, cost savings and synergies from such transactions; as well as other risks detailed from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of this press release. We cannot guarantee future results, levels of activity, performance or achievements and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

CONTACTS
Brookdale Senior Living Inc.
Investors:	Ross Roadman (615) 564-8104
rroadman@brookdale.com
Media:	Kristin Puckett (615) 564-8481
kpuckett@brookdale.com

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